Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

TELA Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	457(h)	183,275(2)	$8.80(3)	$1,612,820(3)	0.0001102	$177.74
Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	17,350(4)	$9.64(5)	$167,254(5)	0.0001102	$18.44
Total Offering Amounts					$1,780,074		$196.18
Total Fee Offsets							0
Net Fee Due							$196.18

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock, par value per share $0.001 (the “Common Stock”), of TELA Bio, Inc. (the “Registrant”) issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(2)	Represents shares of Common Stock that are issuable upon the exercise of stock option awards granted between April 27, 2022 and January 18, 2023 to certain newly-hired employees of the Registrant as an inducement material to their acceptance of employment with the Registrant (the “Inducement Option Awards”).
(3)	Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum offering price are calculated on the basis of the weighted average exercise prices of the Inducement Option Awards.
(4)	Represents shares of Common Stock that are issuable upon the settlement of restricted stock unit awards granted between October 26, 2022 and February 21, 2023 to certain newly-hired employees of the Registrant as an inducement material to their acceptance of employment with the Registrant.
(5)	Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum offering price are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on March 16, 2023.